                                                                    EXHIBIT 99.2

Tallan, Inc.
Index to Financial Statements
--------------------------------------------------------------------------------

                                                                            Page
Report of Independent Accountants                                             2

Financial Statements

    Balance Sheets at December 31, 1999 and 1998                              3

    Statements of Operations for each of the three years in the
       period ended December 31, 1999                                         4

    Statements of Changes in Stockholders' Equity (Deficit) for each
       of the three years in the period ended December 31, 1999               5

    Statements of Cash Flows for each of the three years in the
       period ended December 31, 1999                                         6

    Notes to Financial Statements                                             7


                       Report of Independent Accountants



To the Board of Directors and
Stockholders of Tallan, Inc.


In our opinion, the accompanying balance sheets and the related statements of operations, changes in stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Tallan, Inc. at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP
January 25, 2000
Hartford, Connecticut

Tallan, Inc.
Balance Sheets
December 31, 1999 and 1998
--------------------------------------------------------------------------------

                                                                                  1999          1998
Assets
Current assets
   Cash and cash equivalents                                                  $  9,788,891     $  39,015
   Investments                                                                     302,681       100,000
   Accounts receivable (net of allowance for doubtful
     accounts of $300,000 and $100,000, respectively)                           10,602,380     3,479,776
   Prepaid expenses and other current assets                                       463,907       130,148
                                                                                ----------     ---------
         Total current assets                                                   21,157,859     3,748,939

Property and equipment, net (Note 4)                                             2,332,485       749,211
Other assets                                                                       661,016        72,867
                                                                                ----------     ---------
         Total assets                                                          $24,151,360    $4,571,017
                                                                                ==========     =========
Liabilities, Mandatorily Redeemable Preferred Stock
   and Stockholders' Equity
Current liabilities
   Line of credit                                                                 $      -     $ 881,566
   Accounts payable                                                                385,496       182,709
   Current taxes payable                                                           780,299        16,702
   Accrued payroll                                                               1,257,518       861,272
   Deferred revenue                                                                484,608             -
   Accrued other expenses                                                        1,359,330       484,369
   Deferred income taxes                                                                 -       114,910
                                                                                ----------     ---------
         Total current liabilities                                               4,267,251     2,541,528
                                                                                ----------     ---------
Long-term liabilities
   Deferred income taxes (Note 6)                                                  181,457       345,643
   Deferred compensation                                                           154,282             -
Commitments and Contingencies (Note 5)
Mandatorily Redeemable Preferred Stock (Note 8)
   Series A Redeemable Preferred Stock, $0.01 par value, 3,412,969 shares authorized; 3,412,969 and 0
     shares issued and outstanding, respectively                                10,479,354             -
   Series B Convertible Preferred Stock, $0.01 par value,
     1,706,485 shares authorized; 1,706,485 and 0
     shares issued and outstanding, respectively                                 6,183,676             -

Stockholders' equity (Note 9)
   Common stock, $0.01 par value, 32,000,000 and 21,000,000 shares authorized;
     19,240,555 and 15,820,000 shares issued;
     16,321,568 and 15,820,000 shares outstanding, respectively                    192,406             -
   Additional paid-in capital                                                   16,038,638       266,600
   Treasury stock at cost (2,918,987 shares)                                   (17,105,264)             -
   Retained earnings                                                             3,666,879     1,417,246
   Other comprehensive income                                                       92,681             -
                                                                                ----------     ---------
         Total stockholders' equity                                              2,885,340     1,683,846
                                                                                ----------     ---------
         Total liabilities, mandatorily redeemable preferred stock
           and stockholders' equity                                            $24,151,360    $4,571,017
                                                                                ==========     =========

  The accompanying notes are an integral part of these financial statements.

Tallan, Inc.
Statements of Operations
For the Years Ended December 31, 1999, 1998 and 1997
--------------------------------------------------------------------------------

                                                             1999             1998             1997
Revenues                                                  $ 53,940,686     $ 22,869,596    $ 13,453,472
                                                         -------------    -------------    ------------
Operating expenses
   Project personnel costs                                  30,573,791       13,150,562       8,514,755
   General and administrative                                8,559,155        5,020,290       3,442,982
   Selling and marketing                                     1,785,313          918,854         909,489
   Research and development                                          -          222,599         623,024
   Depreciation and amortization                               795,772          297,952         187,415
                                                         -------------    -------------    ------------
                                                            41,714,031       19,610,257      13,677,665
                                                         -------------    -------------    ------------
     Income (loss) from operations                          12,226,655        3,259,339        (224,193)
                                                         -------------    -------------    ------------
Other income (expense)
   Interest income                                             144,164           20,689              20
   Loss on disposal of assets                                  (39,478)         (19,889)        (83,057)
   Interest expense                                           (135,920)        (157,736)       (205,943)
                                                         -------------    -------------    ------------
                                                               (31,234)        (156,936)       (288,980)
                                                         -------------    -------------    ------------
     Income (loss) before provision (benefit) for
       income taxes                                         12,195,421        3,102,403        (513,173)

Provision (benefit) for income taxes (Note 6)                5,122,981        1,396,026         (96,506)
                                                         -------------    -------------    ------------
     Net income (loss)                                       7,072,440        1,706,377        (416,667)

Deemed preferred dividends and accretion (Note 8)           (4,822,807)               -               -
                                                         -------------    -------------    ------------
Net income (loss) available for common shareholders      $   2,249,633    $   1,706,377    $   (416,667)
                                                         =============    =============    ============


    The accompanying notes are an integral part of these financial statements.

-------------------------------------------------------------------------------
Tallan Inc.

Statements of Changes in Stockholders Equity (Deficit)
For the Years Ended December 31, 1999, 1998 and 1997.


                                                                        Class B
                                               Common Stock           Common Stock      Additional         Retained
                                         -----------------------   -------------------     Paid-In         Earnings
                                           Shares       Amount      Shares      Amount     Capital         (Deficit)
                                         ----------    ---------   -------     --------  ------------    -------------
Balance at December 31, 1996             12,600,000     $     -      3,500,000   $      -   $    1,000      $  127,536
  Net loss                                        -           -              -          -            -        (416,667)
                                         ----------    --------     ----------  ---------   ----------     -----------
Balance at December 31, 1997             12,600,000           -      3,500,000          -        1,000        (289,131)
  Conversion of shares                    2,100,000           -     (3,500,000)         -            -               -
  Issuance of common stock                1,120,000           -              -          -      265,600               -
   Net income                                     -           -              -          -            -       1,706,377
                                         ----------    --------     ----------  ---------   ----------      ----------
Balance at December 31, 1998             15,820,000           -              -          -      266,600       1,417,246
   Exchange of shares                             -     158,200              -          -     (158,200)              -
   Issuance of common stock               3,412,969      34,130              -          -   12,206,591               -
   Purchase of treasury shares                    -           -              -          -            -               -
   Exercise of options                        7,586          76              -          -        9,710               -
   Unrealized gain                                -           -              -          -            -               -
   Deemed preferred dividends
     and accretion                                -           -              -          -    3,713,937      (4,822,807)
   Net income                                     -           -              -          -            -       7,072,440
                                         ----------   ---------     ----------  ---------   ----------     -----------
Balance at December 31, 1999             19,240,555   $ 192,406     $        -  $       -  $16,038,638     $ 3,666,879
                                         ==========   =========     ==========  =========  ===========     ===========
                                                 Treasury Stock
                                          -------------------------          Other                  Total
                                             Number                       Comprehensive           Stockholders'
                                           of Shares    Amount               Income             Equity (Deficit)
                                          -----------   ------------      ---------------        ------------------
 Balance at December 31, 1996                      -    $          -      $            -         $        128,536
  Net loss                                         -               -                   -                 (416,667)
                                         -----------    ------------      --------------         ----------------
Balance at December 31, 1997                       -               -                   -                 (288,131)
  Conversion of shares                             -               -                   -                        -
  Issuance of common stock                         -               -                   -                  265,600
  Net income                                       -               -                   -                1,706,377
                                         -----------    ------------      --------------         ----------------
Balance at December 31, 1998                       -               -                   -                1,683,846
  Exchange of shares                               -               -                   -                        -
  Issuance of common stock                         -               -                   -               12,240,721
  Purchase of treasury shares              2,918,987     (17,105,264)                  -              (17,105,264)
  Exercise of options                              -               -                   -                    9,786
   Unrealized gain                                 -               -              92,681                   92,681
   Deemed preferred dividends
     and accretion                                 -               -                   -               (1,108,870)
   Net income                                      -               -                   -                7,072,440
                                         -----------    ------------      --------------         ----------------
Balance at December 31, 1999               2,918,987    $(17,105,264)     $       92,681         $      2,885,340
                                         ===========    ============      ==============         ================

  The accompanying notes are an integral part of these financial statements.

Tallan, Inc.
Statements of Cash Flows
For the Years Ended December 31, 1999, 1998 and 1997
--------------------------------------------------------------------------------


                                                                              1999           1998         1997
Cash flows from operating activities
   Net income (loss)                                                      $  7,072,440      $ 1,706,377  $ (416,667)
                                                                            ----------      -----------  ----------
   Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities
       Depreciation and amortization                                           795,772          297,952     187,415
       Provision for doubtful accounts                                         200,000                -     100,000
       Loss on disposition of assets                                            39,478           19,889      83,057
       Deferred income taxes                                                  (390,683)         416,000     (99,567)
       Change in assets and liabilities
        Accounts receivable                                                 (7,322,604)        (695,987) (1,871,553)
        Prepaid expenses and other assets                                     (118,075)        (114,290)     55,605
        Accounts payable                                                       202,787         (352,077)    246,247
        Current taxes payable                                                  763,597           16,702           -
        Other assets                                                          (588,149)          12,187     (28,621)
        Deferred revenue                                                       484,608                -           -
        Accrued expenses                                                       874,961         (120,112)    622,155
        Deferred compensation                                                  154,282
        Accrued payroll                                                        396,246          598,115           -
                                                                            ----------      -----------  ----------
          Net cash provided by (used in) operating activities                2,564,660        1,784,756  (1,121,929)
                                                                            ----------      -----------  ----------
Cash flows from investing activities
   Purchase of assets                                                       (2,450,775)        (562,243)   (107,037)
   Proceeds from disposal of assets                                             32,251           19,125           -
   Purchase of investment                                                     (110,000)        (100,000)          -
                                                                            ----------      -----------  ----------
          Net cash used in investing activities                             (2,528,524)        (643,118)   (107,037)
                                                                            ----------      -----------  ----------
Cash flows from financing activities
   (Repayments) proceeds from line of credit, net                             (881,566)        (933,538)  1,285,064
   Proceeds from note payable                                                        -          250,000           -
   Repayment of note payable                                                         -         (250,000)          -
   Proceeds from employee and stockholder loans                                      -                -     188,272
   Repayment of loans to employees and stockholders                                  -         (177,896)          -
   Deferred financing costs                                                   (104,097)         (42,563)          -
   Proceeds from exercise of options                                             9,786                -           -
   Proceeds from issuance of stock, net                                     27,794,881          265,600           -
   Repayment of capital lease obligations                                            -         (342,933)   (118,913)
   Purchase of treasury stock                                              (17,105,264)               -           -
                                                                            ----------      -----------  ----------
          Net cash provided by (used in) financing activities                9,713,740       (1,231,330)  1,354,423
                                                                            ----------      -----------  ----------
Net increase (decrease) in cash                                              9,749,876          (89,692)    125,457

Cash at beginning of year                                                       39,015          128,707       3,250
                                                                          ------------      -----------  ----------
Cash at end of year                                                       $  9,788,891      $    39,015  $  128,707
                                                                          ------------      -----------  ----------
Supplemental disclosures of cash flow information
   Cash paid during the year for:
     Interest                                                             $    150,751      $   171,971  $  189,401
     Income taxes                                                            4,760,146          963,323         508

Additional non-cash transactions disclosed in Notes 2, 4 and 8.


    The accompanying notes are an integral part of these financial statements.

Tallan, Inc.
Notes to Financial Statements
December 31, 1999, 1998 and 1997
--------------------------------------------------------------------------------

1.   Organization and Nature of Operations

     Business
     Tallan, Inc. ("Tallan" or the "Company") was initially incorporated in Connecticut in 1985 under the name BDS Business Center, Inc. ("BDS"). In August 1999, BDS completed a migratory merger to reincorporate in Delaware. In December 1999, BDS changed its name to Tallan.

     Tallan is an Internet professional services firm that creates technically advanced Internet and e-Business solutions that improve commerce between businesses and consumers as well as among businesses and their trading partners. The Company focuses on providing solutions for their customers that will allow them to maximize the opportunities presented by the Internet, particularly projects that create new revenue opportunities. The Company's customers are located primarily in the United States.


2.   Summary of Significant Accounting Policies

     Use of Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents
     Cash and Cash Equivalents include cash on deposit with banks, as well as short-term investments with original maturities of 90 days or less.

     Investments
     The Company's investment balance consists of equity securities and are categorized as available-for-sale securities. Unrealized holding gains and losses are reflected as a net amount in accumulated other comprehensive income until realized. For the purpose of computing realized gains and losses, cost is identified on a specific identification basis. Additionally, during 1999, the Company received a warrant to purchase 666,667 shares of common stock of one of its customers in exchange for services rendered to that customer. Also in 1999, the Company received 252,227 unregistered equity securities of another customer in exchange for services rendered to that customer. The combined carrying value of the warrants and unregistered securities of $415,657 approximates the value of the services performed and is included within other assets at December 31, 1999.

     Property and Equipment
     Property and equipment is recorded at cost, less accumulated depreciation. Expenditures for repairs and maintenance are charged to expense as incurred while those relating to major improvements are treated as capital additions and depreciated over the remaining useful life of the related asset. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income for the period.

Tallan, Inc.
Notes to Financial Statements
December 31, 1999, 1998 and 1997
--------------------------------------------------------------------------------

     Depreciation is computed using an accelerated method over the following estimated useful lives:

               Computer software                    3 years
               Computer equipment                   5 years
               Office equipment and furniture       7 years

     Income Taxes
     An asset and liability approach is used to recognize deferred tax assets and liabilities for the future tax consequences of items that have already been recognized in its financial statements and tax return. A valuation allowance is established against net deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the net deferred tax assets will not be realized.

     Revenue Recognition
     The Company provides services on a time and materials basis. Revenues are recognized at agreed-upon rates as services are performed. The Company records an allowance for doubtful accounts based on individual customer analyses. The Company did not write-off any material accounts receivable balances during the years ended December 31, 1999, 1998 and 1997. Deferred revenue reflects amounts received in advance of providing services.

     Project Personnel Costs
     Project personnel costs consists primarily of salaries and employee benefits for personnel dedicated to client projects, and non-reimbursed direct expenses incurred to complete projects.

     Research and Development Costs
     Research and development costs are charged to expense when incurred. There were no research and development projects ongoing during 1999.

     Concentrations of Credit Risk
     Concentrations of credit risk exist with respect to cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with one financial institution. A significant portion of the Company's receivables are attributable to a limited number of clients.

     At December 31, 1999, two clients accounted for 16% and 13%, respectively, of the accounts receivable balance. Revenues for the year ended December 31, 1999 from three clients were approximately $8.6 million, $6.5 million and $5.5 million, respectively. At December 31, 1998, two clients accounted for 26% and 12%, respectively, of the accounts receivable balance. Revenues for the year ended December 31, 1998 from three clients were approximately $6.8 million, $2.8 million and $2.3 million, respectively. For the year ended December 31, 1997, two customers accounted for 43% and 16%, respectively, of total revenues.

Tallan, Inc.
Notes to Financial Statements
December 31, 1999, 1998 and 1997
--------------------------------------------------------------------------------

     Comprehensive Income
     The Company adopted Statement of Financial Accounting Standards No.130, "Reporting Comprehensive Income" ("SFAS 130"), effective January 1, 1998. SFAS 130 requires that items defined as comprehensive income, such as foreign currency translation adjustments and unrealized gains (losses) on marketable securities, be separately classified in the financial statements and that the accumulated balance of other comprehensive income be reported separately from retained earnings and additional paid-in capital in the equity section of the balance sheet. Total comprehensive income is comprised of net income and other accumulated comprehensive income disclosed in the equity section of the balance sheet.

     For the year ended December 31, 1999, total comprehensive income was $2,342,314, which was not materially different from net income. There were no differences between net income and comprehensive income for the years ended December 31, 1998 and 1997.

     Recent Accounting Pronouncements
     In November 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 100, Restructuring and Impairment Charges ("SAB 100"). In December 1999, the SEC issued SAB No. 101, Revenue Recognition in Financial Statements ("SAB 101"). SAB No. 100 expresses the views of the SEC staff regarding the accounting for and disclosure of certain expenses not commonly reported in connection with exit activities and business combinations. The Company does not expect the provisions of SAB No. 100 to have a material impact on its financial statements. SAB No. 101 expresses the views of the SEC staff in applying generally accepted accounting principles to certain revenue recognition issues. The Company does not expect the provisions of SAB No. 101 to have a material impact on its financial statements.

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. As issued, this statement is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999, with earlier application encouraged. In May 1999, the Financial Accounting Standards Board delayed the effective date of this statement for one year, to all fiscal quarters of all fiscal years beginning after June 15, 2000. The Company does not currently, nor do they intend in the future to, use derivative instruments and therefore do not expect that the adoption of Statement of Accounting Standards No. 133 will have any impact on their financial position or results of operations.

Tallan, Inc.
Notes to Financial Statements
December 31, 1999, 1998 and 1997
--------------------------------------------------------------------------------

3.   Stock Splits

     During 1999, in connection with the migratory merger and reincorporation in Delaware, each share of no par value Common Stock converted into seven shares of $0.01 par value per share Common Stock. During 1998, the Company executed a 1,000-for-1 stock split of the Common Stock with no par value.

     All shares, options and par values have been restated in the financial statements and footnotes to reflect the effects of these splits of the Company's Common Stock.

 4.  Property and Equipment

                                                         1999            1998

         Computer equipment                           $2,906,657     $  844,554
         Computer software                               271,658        139,535
         Office equipment and furniture                  405,774        282,725
                                                       ---------      ---------
                                                       3,584,089      1,266,814
         Less - accumulated depreciation
                and amortization                      (1,251,604)      (517,603)
                                                       ---------      ---------
         Property and equipment, net                  $2,332,485      $ 749,211
                                                       ---------      ---------


     Depreciation expense for the years ended December 31, 1999, 1998 and 1997 was $795,772, $251,860 and $187,415, respectively.

     In 1997, the Company acquired certain equipment through capital leases totaling $296,175. Obligations under all capital leases were paid in full in 1998.

Tallan, Inc.
Notes to Financial Statements
December 31, 1999, 1998 and 1997
--------------------------------------------------------------------------------

5.   Commitments and Contingencies

     Operating Leases
     The Company leases office space, apartments for use by employees who work on client assignments away from their homes, equipment and vehicles under various noncancelable operating lease agreements.

     Future minimum lease payments required over the next five years under operating lease agreements are as follows:

                 2000                               $1,191,311
                 2001                                  364,544
                 2002                                  350,589
                 2003                                  339,762
                 2004 and thereafter                   311,449
                                                     ---------

                                                    $2,557,655
                                                     ---------

     Rent expense for the years ended December 31, 1999, 1998 and 1997 was approximately $3,267,000, $1,282,000 and $670,000, respectively.

6.   Income Taxes

     The income tax provision for the years ended December 31, 1999, 1998 and 1997 is as follows:

                                                        1999            1998            1997
            Current
              Federal                              $ 4,151,002      $  661,597        $      -
              State                                  1,362,662         318,429           3,061
                                                    ----------       ---------         -------
               Total                                 5,513,664         980,026           3,061
                                                    ----------       ---------         -------

            Deferred
              Federal                                 (273,392)        297,053         (67,316)
              State                                   (117,291)        118,947         (32,251)
                                                    ----------       ---------         -------
               Total                                  (390,683)        416,000         (99,567)
                                                    ----------       ---------         -------

        Total income tax provision (benefit)       $ 5,122,981     $ 1,396,026        $(96,506)
                                                    ==========      ==========         =======

Tallan, Inc.
Notes to Financial Statements
December 31, 1999, 1998 and 1997
--------------------------------------------------------------------------------

     The difference between the statutory U.S. federal income tax rate at 34% and the Company's effective tax rate is as follows:

                                                             1999            1998            1997
          Provision (benefit) at statutory rate          $ 4,146,443     $ 1,054,817     $ (174,479)
          State and city income tax, net                     821,944         288,667        (19,265)
          Other                                              154,594          52,542         97,238
                                                          ----------      ----------      ---------

          Provision (benefit) for income taxes           $ 5,122,981     $ 1,396,026     $  (96,506)
                                                          ----------      ----------      ---------

     The significant components of the Company's deferred income tax assets and liabilities are as follows:

                                                       December 31,
                                                   1999           1998

          Gross deferred tax assets:
          Reserves                              $ 208,213      $  42,172
          Accrued expenses                         64,266              -
          Other                                         -          5,381
                                                  -------        -------
                                                  272,479         47,553
                                                  -------        -------

          Gross deferred tax liabilities:
          Change from cash to accrual             320,651        487,392
          Other                                    21,698         20,714
                                                  -------        -------
                                                  342,349        508,106
                                                  -------        -------
          Net deferred tax liability            $  69,870      $ 460,553
                                                  =======        =======

7.   Debt

     At December 31, 1998, the Company had $881,566 outstanding under a revolving line of credit. Interest was at the bank's prime rate plus 1% (8.75% at December 31, 1998). The line of credit was terminated during 1999.

8.   Mandatorily Redeemable Preferred Stock

     Pursuant to a private placement in August 1999, the Company sold (i) 3,412,969 shares of Series A Redeemable Preferred Stock ("Series A Preferred Stock") for $5.86 per share, (ii) 1,706,485 shares of Series B Convertible Preferred Stock ("Series B Preferred Stock") for $5.86 per share, and (iii) 3,412,969 shares of Common Stock at $.01 per share. Gross proceeds from the private placement were approximately $30.0 million. The per share proceeds were allocated to the Series A Preferred Stock, Series B Preferred Stock and the Common Stock based on the fair value of the individual securities.

Tallan, Inc.
Notes to Financial Statements
December 31, 1999, 1998 and 1997
--------------------------------------------------------------------------------

     Series A Redeemable and Series B Convertible Preferred Stock
     The Series A Preferred Stock may be redeemed at the option of the Company, in whole or in part, at any time after August 20, 1999. The redemption is mandatory (i) upon the closing of an underwritten public offering in which the aggregate gross proceeds to the Company are at least $30 million and the pre-public market capitalization of the Company is at least $250 million, or (ii) on August 20, 2006. Upon redemption, the Company shall redeem all remaining shares of the Series A Preferred Stock by paying in cash a sum equal to $5.86 per share plus any accrued and unpaid dividends.

     In the event the Series A Preferred Stock is not redeemed prior to August 20, 2005, a dividend shall be declared and paid on that date as a one-time, cumulative dividend with respect to the Series A Preferred Stock in an amount equivalent to the annual rate of 8% per share (as adjusted for any stock dividends, combinations or splits with respect to these shares), as if the dividend had begun to accrue on August 20, 1999. Beginning August 13, 2005 a cash dividend of 8% will accrue if the Series A Preferred Stock has not been redeemed. Management does not consider any events that would trigger a deemed liquidation of the Series B Preferred Stock to be probable events. Management has determined that a reliable estimate of when the circumstances that would result in a deemed liquidation cannot be made and, therefore, does not accrue for any accretion of the difference between the carrying and redemption values.

     The difference between the Series A Preferred Stock's initial assigned carrying value of approximately $9.4 million at August 20, 1999 and the redemption value of approximately $20.0 million at August 20, 2006, plus any dividends, is being periodically adjusted to increase the carrying value to the redemption value. Accretion and dividends for 1999 totaled $1,108,870 and has been reflected as a charge to net income applicable to common shareholders.

     The Series B Preferred Stock is convertible, at the option of the holder, at any time into 1,706,485 shares of Common Stock of the Company. Each share of the Series B Preferred Stock shall be automatically converted into shares of Common Stock upon the earlier of (i) the closing of a qualified underwritten public offering, as defined, or (ii) upon the approval of the holders of greater than 50% of the then outstanding shares of Series B Preferred Stock. In the event that the Company shall pay a dividend (other than a dividend payable solely in shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive additional shares of Common Stock) on Common Stock, it shall pay to the holders of shares of Series B Preferred Stock a dividend equal to such dividend on the Common Stock.

     In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, or a change in control which is deemed to be a liquidation, the holders of the Series A and Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Company to the holders of Common Stock or any other class or series of stock ranking in liquidation junior to the Series A and Series B Preferred Stock, an amount per share equal to the sum of (i) $5.86 for each outstanding share (as adjusted for any stock dividends, combinations or splits with respect to the Series A and Series B Preferred Stock) and (ii) an amount equal to all declared but unpaid dividends, plus accrued dividends, if any.

Tallan, Inc.
Notes to Financial Statements
December 31, 1999, 1998 and 1997
--------------------------------------------------------------------------------

     The holder of each share of Series B Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock. The Series A Preferred Stock is non-voting except that the holders of the Series A Preferred Stock are entitled to a class vote with the holders of the Series B Preferred Stock with respect to certain protective provisions.

     Beneficial Conversion Feature In August 1999, the Company recorded a beneficial conversion charge concurrent with the issuance of the Series B Preferred Stock. The beneficial conversion feature was calculated as the difference between the assigned value of the Series B Preferred Shares and the fair market value of the related Common Stock as of August 20, 1999, into which the Series B Preferred Shares were immediately convertible. Accordingly, a deemed preferred dividend of approximately $3.7 million as of the issuance date has been recognized as a charge to retained earnings and net income applicable to common shareholders, and as an increase to additional paid-in capital.

9.   Stockholder's Equity

     Common Stock
     As discussed in Note 8, the Company issued 3,412,969 shares of Common Stock at $0.01 per share, pursuant to a private placement.

     On March 30, 1998, the Company's stockholders approved a resolution to exchange all the outstanding shares of Class B non-voting common stock (the "Class B Common Stock") for 2,100,000 shares of Class A common stock ("Class A Common Stock"). The Class B non-voting stock was then eliminated as a class. Also on March 30, 1998, the Company's stockholders approved a resolution to sell up to 15 investment units. Each unit was comprised of 140,000 shares of Class A Common Stock, at a price per Class A Common Stock pursuant to the Company's 1998 Stock Plan at an exercise price of $0.24. In April 1998, pursuant to this resolution, the Company sold 8 units and raised $265,600 of additional capital. In January 1999, the Class A distinction was eliminated and all outstanding stock became known as Common Stock.

     Treasury Stock Purchase
     Concurrent with the August 1999 private placement described in Note 8, the Company repurchased 2,918,987 shares of Common Stock at $5.86 per share from various major shareholders. These shares are carried at cost within Treasury Stock.

Tallan, Inc.
Notes to Financial Statements
December 31, 1999, 1998 and 1997
--------------------------------------------------------------------------------

10.  Stock Option Plan

     In March 1998, the Company instituted the 1998 Employee Stock Option and Performance Incentive Plan (the "1998 Plan"). The Company has reserved 8,750,000 shares of Common Stock for issuance under this plan, pursuant to nonqualified and incentive stock options, stock appreciation rights and tax offset payments, to its employees, officers, directors and consultants. In general, options granted under the 1998 Plan were granted at fair market value and vest ratably over a three or four year period. Options under the 1998 Plan expire no later than ten years from the date of grant. In addition, certain options granted under the 1998 Plan accelerate automatically upon a change in control. The 1998 Plan was terminated in May 1999 and the number of shares of Common Stock reserved under this plan was fixed at 7,672,000, the number of then outstanding options.

     In May 1999, the Company adopted the 1999 Stock Option and Incentive Plan (the "1999 Plan"), under which employees, officers, directors and consultants may be granted various stock based awards. A total of 2,478,000 shares of Common Stock have been reserved for issuance under this plan. Generally, options that have been issued under this plan have been granted at an exercise price equal to the fair market value of the Common Stock on the date of grant, vest over a four year period and expire ten years from the date of grant.

     In January 2000, the Company adopted the 2000 Non-Employee Director Stock Option Plan, which provides for non-employee directors to receive options to purchase Common Stock of the Company at an exercise price equal to the fair market value of the common stock on the date of grant. The Company has reserved a total of 250,000 shares of Common Stock for issuance under this plan. This plan is expected to be effective upon the closing of an initial public offering of the Company.

     In January 2000, the Company adopted the 2000 Employee Stock Purchase Plan, which permits eligible employees of the Company to purchase shares of Common Stock pursuant to payroll deductions at a price equal to 85% of the fair market value of the Company's stock. The Company has reserved an aggregate of 600,000 shares of Common Stock for issuance under this plan. This plan is expected to be effective upon the closing of an initial public offering of the Company.

     A summary of stock option activity for the years ended December 31, 1999 and 1998 is as follows:

                                                   1999                               1998
                                           ----------------------------        -------------------------
                                                            Weighted                           Weighted
                                                            Average                             Average
                                                            Exercise                           Exercise
                                              Shares         Price                Shares         Price

Outstanding at beginning of period           1,820,000         $  0.24          $        -       $    -
  Granted                                    7,164,500            2.17           1,820,000         0.24
  Exercised                                     (7,586)           1.29                   -            -
  Canceled or forfeited                       (161,220)           1.79                   -            -
                                            ----------                           ---------

Outstanding at period end                    8,815,694            1.78           1,820,000         0.24
                                            ==========                           =========

Options exercisable at period end            1,882,845            0.95                   -            -
                                            ==========                           =========

Weighted average fair value of
   options granted during the period        $     0.54                          $     0.40
                                            ==========                           =========

Tallan, Inc.
Notes to Financial Statements
December 31, 1999, 1998 and 1997
--------------------------------------------------------------------------------

     The following table summarizes information about stock options outstanding at December 31, 1999:

                                       Options Outstanding                      Options Excercisable
                        ------------------------------------------------    ------------------------------
                               Number          Weighted      Weighted          Number          Weighted
                            Outstanding        Average       Average         Outstanding        Average
         Range of         at December 31,     Remaining      Exercise      at December 31,      Exercise
     Exercise Prices            1999             Life         Price              1999            Price
     -----------------  -----------------    -----------    ------------    ---------------    -----------
     $ 0.24  -  $ 0.24         1,820,000         8.25          $   .24             606,666         $   .24
       0.25  -    1.29         5,697,194         9.08             1.29           1,276,179            1.29
       1.30  -    5.86         1,235,500         9.68             5.86                   -               -
       5.87  -   10.50            63,000         9.88            10.50                   -               -
                        -----------------    -----------    ------------    ---------------    -----------

                               8,815,694         9.00          $  1.78           1,882,845         $   .95
                        -----------------    -----------    ------------    ---------------    -----------

     The Company follows Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and the related Interpretations in accounting for the plans.

     Had compensation expense for the plans been determined based on the fair value at the grant dates for awards under the plan consistent with the method of SFAS 123, "Accounting for Stock-Based Compensation", the Company's pro forma net income (loss) would have been as follows:

                                        1999            1998             1997

          Net income (loss):
               As reported           $ 2,249,633     $ 1,706,377     $ (416,667)
               Pro forma               1,721,971       1,680,415       (416,667)


     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1999 and 1998: dividend yield of 0%; expected volatility of 0%; weighted average risk-free interest rate of 4.78% and 5.68% in 1999 and 1998, respectively, and expected lives of 5 years.

     Compensation expense of $299,250 has been attributed to those common stock options granted to employees during 1999, with an exercise price below estimated fair value. This compensation expense is being recognized over the four year vesting period and totaled $9,282 during 1999. Compensation expense of $145,000 was recognized in 1999 and was attributable to options issued to advisory board members.

11.  401(k) Profit-Sharing Plan

     The Company has a defined contribution 401(k) profit sharing plan covering substantially all employees. The Plan allows eligible employees to contribute up to 15% of their eligible earnings, subject to a statutorily prescribed annual limit. The Company matches 50% of eligible employees' contributions up to a maximum of 6% of their earnings. The Company may make additional discretionary profit sharing contributions of up to 15% of participants' compensation annually. For the years ended December 31, 1999, 1998 and 1997, the Company contributed $330,237, $ 221,009 and $145,909, respectively.

Tallan, Inc.
Notes to Financial Statements
December 31, 1999, 1998 and 1997
--------------------------------------------------------------------------------

12.  Related Party Transactions

     In February 1999, the Company made a $21,684 loan with interest at 6% per annum, to its Chief Executive Officer, who is also a member of the Board of Directors. In May 1999, the Company granted two additional loans to its Chief Executive Officer totaling $40,180. All three loans were repaid in August 1999.

     In March 1999, the Company granted a $170,000 loan with interest at 6% per annum to a different member of its Board of Directors. This loan was also repaid in August 1999.

13.  Subsequent Events (unaudited)

     On January 31, 2000, the Company completed a group hire of substantially all of the employees of Citation Systems, Inc. for a purchase price of approximately $1.1 million in cash. In addition, options for 340,000 shares of Common Stock were issued to the employees of Citation in connection with their employment at Tallan.